UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 21, 2021

AMERICAN INTERNATIONAL HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-50912	88-0225318
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3990 Vitruvian Way, Suite 1152, Addison, Texas 75001

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 803-5337

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Rodriquez Employment Agreement

On January 21, 2021, American International Holdings Corp. (the “Company”, “we” and “us”) entered into an Executive Employment Agreement with Alejandro Rodriguez, pursuant to which Mr. Rodriguez agreed to serve as the Chief Executive Officer of EPIQ MD, Inc. (“EPIQ MD”), a newly formed wholly-owned Nevada subsidiary of the Company. The agreement has an initial term of three years, beginning on January 1, 2021, provided that the agreement automatically extends for additional one-year terms thereafter in the event neither party provides the other at least 60 days prior notice of their intention not to renew the terms of the agreement.

Pursuant to the terms of the agreement, Mr. Rodriguez’s annual compensation package includes annual base compensation of $90,000 for the first three months, which increases to an annual base salary of $120,000 commencing April 1, 2021, throughout the initial term of this agreement, provided that the annual salary increases to $240,000 upon Mr. Rodriguez and EPIQ MD achieving the First Performance Benchmarks (defined below), and increases to $500,000 upon achieving the Second Performance Benchmark (defined below).

The “First Performance Benchmarks” are defined as the (a) launch the EPIQ MD Ambassador Program (defined below); (b) EPIQ MD enrolling 10,000 active customers; (c) EPIQ MD enrolling 50,000 active customers by May 31, 2022; and (d) EPIQ MD enrolling 100,000 active customers by March 31, 2023. The “Second Performance Benchmark” is defined as EPIQ MD enrolling 200,000 active customers by March 31, 2024. “Launching of the Ambassador Program” means the commencement and implementation of the direct-sales campaign wherein independent contractors will become sales agents of EPIQ MD for the purposes of soliciting and procuring end-use customers for EPIQ MD’s telemedicine services.

As additional consideration pursuant to the agreement, the Company agreed to issue Mr. Rodriguez (a) 4,000,000 shares of restricted common stock, subject to forfeiture and vesting, of which 2,000,000 shares will vest upon the Launching of the Ambassador Program; 1,200,000 shares will vest upon EPIQ MD reaching the 5,000 active customer mark; and the remaining 800,000 shares will vest upon EPIQ MD reaching the 10,000 active customer mark, provided that all shares vest if the Company uplists its common stock to a higher trading exchange; and (b) together with other senior executives of EPIQ MD, up to 33% of the ownership of EPIQ MD, due as follows: 10% if Section (a) of the First Performance Benchmarks are met; 5% if Section (b) of the First Performance Benchmarks are met; 5% if Section (c) of the First Performance Benchmarks are met; 5% if Section (d) of the First Performance Benchmarks are met; and 8% if the Second Performance Benchmark is met, which shares shall vest immediately if EPIQ MD completes a spin-off, up-listing and/or a change of control event.

The Board of Directors and/or Compensation Committee may also authorize bonuses payable to Mr. Rodriguez from time to time in their discretion, in cash or securities.

The agreement prohibits Mr. Rodriguez from competing against us during the term of the agreement and for a period of twelve months after the termination of the agreement in any state and any other geographic area in which we or our subsidiaries provide Nutraceutical products or services, directly or indirectly, during the twelve months preceding the date of the termination of the agreement.

We may terminate Mr. Rodriguez’s employment (a) for “cause” (which is defined to include, a material breach of the agreement by Mr. Rodriguez, any act of misappropriation of funds or embezzlement by Mr. Rodriguez, Mr. Rodriguez committing any act of fraud, or Mr. Rodriguez being indicted of, or pleading guilty or nolo contendere with respect to, theft, fraud, a crime involving moral turpitude, or a felony under federal or applicable state law); (b) in the event Mr. Rodriguez suffers a physical or mental disability which renders him unable to perform his duties and obligations for either 90 consecutive days or 180 days in any 12-month period; (c) for any reason without “cause”; or (d) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above. The agreement also automatically terminates upon the death of Mr. Rodriguez.

Mr. Rodriguez may terminate his employment (a) for “good reason” (i.e., (i) if his position or duties are modified to such an extent that his duties are no longer consistent with the position of CEO of EPIQ MD, (ii) there has been a material breach by us of a material term of the agreement or Mr. Rodriguez reasonably believes that we are violating any law which would have a material adverse effect on our operations and such violation continues uncured thirty days after such breach and after notice thereof has been provided to us by Mr. Rodriguez, or (iii) Mr. Rodriguez’s compensation is reduced without his consent, or we fail to pay to Mr. Rodriguez any compensation due to him upon 15 days written notice from Mr. Rodriguez informing us of such failure); provided, however, prior to any such termination by Mr. Rodriguez for “good reason”, Mr. Rodriguez must first advise us in writing (within 15 days of the occurrence of such event) and provide us 15 days to cure (15 days in connection with the reduction of Mr. Rodriguez’s salary or the failure to pay amounts owed to him)); (b) for any reason without “good reason”; and (c) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above.

If Mr. Rodriguez’s employment is terminated by Mr. Rodriguez for “good reason”, or by us without “cause”, Mr. Rodriguez is entitled to continue to receive the salary due pursuant to the terms of the agreement at the rate in effect upon the termination date for six (6) months and we are required to pay 12 months of Mr. Rodriguez’s COBRA expenses.

The agreement contains standard assignment of inventions, indemnification, confidentiality and arbitration provisions. Further, Mr. Rodriguez is subject to non-solicitation covenants during the term of the agreement.

Bowen Employment Agreement

On January 21, 2021, we entered into an Executive Employment Agreement with Verdie Bowen, pursuant to which Mr. Bowen agreed to serve as the President and Chief Operating Officer of EPIQ MD. The agreement has an initial term of three years, beginning on January 1, 2021, provided that the agreement automatically extends for additional one-year terms thereafter in the event neither party provides the other at least 60 days prior notice of their intention not to renew the terms of the agreement.

Pursuant to the terms of the agreement, Mr. Bowen’s annual compensation package includes base annual compensation of $60,000 for the first three months, which increases to an annual base salary of $120,000 commencing April 1, 2021 throughout the initial term of this agreement, provided that the annual increases to $240,000 upon Mr. Bowen and EPIQ MD achieving 10,000 active customers.

As additional consideration pursuant to the agreement, the Company agreed to issue Mr. Bowen (a) 1,500,000 shares of restricted Company common stock, subject to forfeiture and vesting, of which 500,000 shares vest upon the Launching of the Ambassador Program; 500,000 vest upon EPIQ MD reaching the 5,000 active customer mark; and 500,000 vesting upon EPIQ MD reaching the 10,000 active customer mark, provided that all shares shall vest if the Company’s common stock is uplisted to a higher trading exchange; and (b) up to 750,000 shares of EPIQ MD, upon reaching certain milestones, which vest immediately if EPIQ MD completes a spin-off, up-listing and/or a change of control event.

The Board of Directors and/or Compensation Committee may also authorize bonuses payable to Mr. Bowen from time to time in their discretion, in cash or securities.

The agreement prohibits Mr. Bowen from competing against us during the term of the agreement and for a period of twelve months after the termination of the agreement in any state and any other geographic area in which we or our subsidiaries provide Nutraceutical products or services, directly or indirectly, during the twelve months preceding the date of the termination of the agreement.

We may terminate Mr. Bowen’s employment (a) for “cause” (which is defined to include, a material breach of the agreement by Mr. Bowen, any act of misappropriation of funds or embezzlement by Mr. Bowen, Mr. Bowen committing any act of fraud, or Mr. Bowen being indicted of, or pleading guilty or nolo contendere with respect to, theft, fraud, a crime involving moral turpitude, or a felony under federal or applicable state law); (b) in the event Mr. Bowen suffers a physical or mental disability which renders him unable to perform his duties and obligations for either 90 consecutive days or 180 days in any 12-month period; (c) for any reason without “cause”; or (d) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above. The agreement also automatically terminates upon the death of Mr. Bowen.

Mr. Bowen may terminate his employment (a) for “good reason” (i.e., (i) if his position or duties are modified to such an extent that his duties are no longer consistent with the position of President and Chief Operating Officer of EPIQ MD, (ii) there has been a material breach by us of a material term of the agreement or Mr. Bowen reasonably believes that we are violating any law which would have a material adverse effect on our operations and such violation continues uncured thirty days after such breach and after notice thereof has been provided to us by Mr. Bowen, or (iii) Mr. Bowen’s compensation is reduced without his consent, or we fail to pay to Mr. Bowen any compensation due to him upon 15 days written notice from Mr. Bowen informing us of such failure); provided, however, prior to any such termination by Mr. Bowen for “good reason”, Mr. Bowen must first advise us in writing (within 15 days of the occurrence of such event) and provide us 15 days to cure (15 days in connection with the reduction of Mr. Bowen’s salary or the failure to pay amounts owed to him)); (b) for any reason without “good reason”; and (c) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above.

If Mr. Bowen’s employment is terminated by Mr. Bowen for “good reason”, or by us without “cause”, Mr. Bowen is entitled to continue to receive the salary due pursuant to the terms of the agreement at the rate in effect upon the termination date for six (6) months or otherwise until such obligation ceases and we are required to pay 12 months of Mr. Bowen’s COBRA expenses.

The agreement contains standard assignment of inventions, indemnification, confidentiality and arbitration provisions. Further, Mr. Bowen is subject to non-solicitation covenants during the term of the agreement.

Reduced Legal Fee Agreement

On January 22, 2021, the Company entered into a reduced fee agreement with its legal counsel, The Loev Law Firm, PC, pursuant to which the legal counsel agreed to continue to provide the Company reduced hourly rates in consideration for 1,000,000 shares of restricted common stock. The securities are subject to a two-year lock-up agreement, preventing the sale or transfer of such shares without the written approval of the Company, except to affiliates of the holder, who agree to be bound by the same terms. The Managing Partner of The Loev Law Firm, PC, David Loev, is the brother in law of Jacob Cohen, the Company’s Chief Executive Officer.

* * * * *

The foregoing descriptions of the Rodriquez Employment Agreement, Bowen Employment Agreement, Reduced Fee Agreement, and lock-up agreement, are not complete, and are qualified in their entirety by the full text of such agreements, attached hereto as Exhibits 10.1, 10.2, 10.3, and 10.4, which are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

As described in greater detail above in Item 1.01, which information is incorporated by reference into this Item 3.02 in its entirety, on January 21, 2021, the Company agreed to issue 4 million shares of common stock to Mr. Rodriquez under the terms of his employment agreement, 1.5 million shares of common stock to Mr. Bowen under the terms of his employment agreement and 1,000,000 shares to the Company’s legal counsel under the terms of the reduced fee agreement. As described in greater detail in Item 5.02, on January 22, 2021, the Company agreed to issue Mr. Cohen, 2.5 million shares of common stock. We claim an exemption from registration for all such issuances pursuant to Section 4(a)(2) and/or Rule 506(b) of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing issuances did not involve a public offering, the recipients were (i) “accredited investors”; and/or (ii) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act, and the recipients acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions. The securities sold are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2021, Mr. Jacob D. Cohen, as the sole member of the Board of Directors of the Company, approved the issuance to himself, in consideration for services rendered as the sole officer and director of the Company, of 2,500,000 shares of restricted common stock. The securities are subject to a two-year lock-up agreement, preventing the sale or transfer of such shares without the written approval of the Company, except to affiliates of the holder, who agree to be bound by the same terms.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description
10.1*	January 21, 2021 Employment Agreement between American International Holdings Corp. and Alejandro Rodriquez
10.2*	January 21, 2021 Employment Agreement between American International Holdings Corp. and Verdie Bowen
10.3*	Reduced Fee Agreement between American International Holdings Corp. and The Loev Law Firm, PC dated January 22, 2021
10.4*	Lock-Up Agreement dated January 22, 2021, between the Company and the shareholders party thereto

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL HOLDINGS CORP.

Dated: January 22, 2021	By:	/s/ Jacob D. Cohen
	Name:	Jacob D. Cohen
Chief Executive Officer